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                       As filed with the Securities and Exchange Commission on September 1, 2006, Registration No. 333-



                                                  SECURITIES AND EXCHANGE COMMISSION
                                                        Washington, D.C. 20549

                                                               FORM S-8
                                                        REGISTRATION STATEMENT
                                                                 UNDER
                                                      THE SECURITIES ACT OF 1933

                                                           Youbet.com, Inc.
                                        (Exact name of registrant as specified in its charter)


                        Delaware                                                             95-4627253
               (State or other jurisdiction                                               (I.R.S. Employer
                of incorporation or organization)                                          Identification No.)


                   5901 De Soto Avenue
                Woodland Hills, California                                                        91367
          (Address of Principal Executive Offices)                                             (Zip Code)



                                                           YOUBET.COM, INC.
                                                         EQUITY INCENTIVE PLAN
                                                         (Full title of plan)


                                                             Scott Solomon
                                                            General Counsel
                                                           Youbet.com, Inc.
                                                          5901 De Soto Avenue
                                                   Woodland Hills, California 91367
                                                (Name and Address of agent for service)

                                                Telephone number of agent for service:
                                                            (818) 668-2100


                                                    CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ------------------------ --------------------- -----------------------
 Title Of Security        Amount Being         Proposed Maximum         Proposed Maximum       Amount Of
Being Registered         Registered*           Offering Price Per       Aggregate Offering    Registration Fee
                                               Share(**)                Price(**)
------------------------ --------------------- ------------------------ --------------------- -----------------------
------------------------ --------------------- ------------------------ --------------------- -----------------------
Common Stock, $0.001      2,500,000             $3.96                    $9,900,000.00         $1,059.30
Par Value
------------------------ --------------------- ------------------------ --------------------- -----------------------

(*)  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares which may be offered and issued in accordance with plan terms to prevent dilution from stock splits, stock dividends or similar transactions.

(**) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of shares of common stock, par value $.001, of Youbet.com as reported on the
     Nasdaq Capital Market on August 29, 2006.

                                                 STATEMENT UNDER GENERAL INSTRUCTION E
                                                 REGISTRATION OF ADDITIONAL SECURITIES


     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is being filed by Youbet.com ("Youbet") to register 2,500,000 additional shares of Youbet's common stock, par value $0.001 per share,
(plus an indeterminate number of shares pursuant to Rule 416(a) of the Securities Act of 1933) issuable pursuant to the Youbet.com,
Inc. Equity Incentive Plan (the "Plan").  Pursuant to General Instruction E, and unless otherwise noted herein, this Registration
Statement incorporates by reference the contents of the previously filed registration statements on Form S-8 (File No.  333-125576), and all exhibits thereto, relating to the Plan, which were previously filed with the Securities and Exchange Commission on June 7,
2005.


                                                                PART II

                                          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 5.  Interests of Named Experts and Counsel.

         None.

Item 8.  Exhibits

         Exhibit Number                                            Description of Exhibit
         ------------------                                        --------------------------

              5.1                                   Opinion of Dow Lohnes PLLC
             23.1                                   Consent of Piercy Bowler Taylor & Kern, PC
             23.3                                   Consent of Dow Lohnes PLLC (contained in their opinion filed as Exhibit 5.1)

                                                              SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933,  Youbet  certifies that it has reasonable  grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this  Registration  Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodland Hills, State of California on this 31st day of August, 2006.


                                                                                 YOUBET.COM, INC.

                                                                                 By:  /s/ Charles F. Champion
                                                                                      ------------------------------------------
                                                                                      Charles F. Champion
                                                                                      President, Chief Executive Officer and
                                                                                      Chairman of the Board of Directors



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                                                       Capacity                                         Date


/s/ Charles F. Champion                           President, Chief Executive Officer and                     August 31, 2006
--------------------------                          Chairman of the Board of Directors
Charles F.Champion                                     (Principal Executive Officer)


/s/ Gary W. Sproule                                      Chief Financial Officer                             August 31, 2006
--------------------------                            (Principal Financial Officer)
Gary W. Sproule


/s/ Jae C. Yu                                             Corporate Controller                               August 31, 2006
--------------------------                           (Principal Accounting Officer)
Jae C. Yu


/s/ David M. Marshall                             Vice Chairman of the Board of Directors                    August 31, 2006
--------------------------
David M. Marshall


/s/ Gary Adelson                                                Director                                     August 31, 2006
--------------------------
Gary Adelson


/s/ Joseph F. Barletta                                          Director                                     August 31, 2006
--------------------------
Joseph F. Barletta


/s/ R. Douglas Donn                                             Director                                     August 31, 2006
--------------------------
R. Douglas Donn


/s/ James Edgar                                                 Director                                    August 31, 2006
--------------------------
James Edgar


/s/ F. Jack Liebau                                              Director                                    August 31, 2006
--------------------------
F. Jack Liebau


/s/ Steven C. Good                                              Director                                    August 31, 2006
--------------------------
Steven C. Good

                                                                                                                     Exhibit 5.1


                                                     [Dow Lohnes PLLC Letterhead]

                                                           September 1, 2006


Youbet.com, Inc.
5901 De Soto Avenue
Woodland Hills, California  91367

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as special counsel for Youbet.com, Inc., a Delaware corporation ("Youbet"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to an additional 2,500,000 shares of Common Stock, $0.001 par value per share (the "Shares"), being registered for issuance by Youbet pursuant to the Youbet.com,
Inc. Equity Incentive Plan (as in effect as of the date hereof, the "Plan").  At your request, we are providing this opinion to you for filing as an exhibit to the Registration Statement.

         In preparing this opinion we have reviewed (i) the Registration Statement; (ii) Youbet's Certificate of Incorporation, as
amended to date; (iii) Youbet's Amended and Restated Bylaws; (iv) the Plan; and (v) executed copies of the unanimous written consent of the Board of Directors of Youbet (the "Board"), dated as of May 4, 2006, including, without limitation, the resolutions approving the issuance of the Shares (the "Resolutions").

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers and other representatives of Youbet, without further investigation.  With respect to our examination of the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons; (ii) that the Resolutions are the only resolutions of the Board or of any committee of the Board pertaining to the approval of the Plan and reserving the Shares for issuance under the Plan; and (iii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, superseded, amended or repealed in any respect material to our opinion as stated herein.  We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         We are members of the Bar of the District of Columbia and do not purport to be experts on, or generally familiar with, or certified to express conclusions based upon, the laws of any other jurisdiction.  As to matters of law set forth below, our opinion is limited to matters of law arising under the General Corporation Law of the State of Delaware (the "Applicable Law"); provided, however, that the term Applicable Law includes only those laws and regulations that a lawyer exercising customary professional diligence would reasonably recognize as being directly applicable to the issuance and sale of the Shares pursuant to the Plan and does not include laws of the type described in Section 19 of the Legal Opinion Accord of the American Bar Association Section of
Business Law (1991).  Other than as specified above, we express no opinion as to conflicts of law rules or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body.

         In rendering this opinion, we have assumed that: (i) the Registration Statement will be automatically effective when filed with the Securities and Exchange Commission (the "Commission") in accordance with Rules 456 and 462 promulgated under the Securities
Act of 1933, as amended (the "Securities Act"); and (ii) the Registration Statement will be effective at the time any Shares are offered or issued under the Plan.

         Based upon and subject to the foregoing and any other qualifications stated herein and assuming that (i) the Registration
Statement will comply with all applicable laws, and (ii) the Shares will be issued and sold in compliance with applicable federal and state securities laws, consistent with the terms of the Plan and in the manner stated in the Registration Statement, we are of the opinion that the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable, subject to the limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         This opinion is as of the date hereof.  We assume no obligation to advise you of any changes to the foregoing subsequent to the delivery of this opinion letter.  Our opinion is expressly limited to matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to Youbet or the Shares.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission
thereunder.


                                                                                Very truly yours,

                                                                                DOW LOHNES PLLC


                                                                                By: /s/ Thomas D. Twedt
                                                                                    -------------------------------------------
                                                                                    Thomas D. Twedt, Member



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                                                                                                                      Exhibit 23.1

                                       CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Youbet.com, Inc.
Woodland Hills, California


We consent to the incorporation by reference in this registration statement of Youbet.com, Inc. of our reports dated February 16,
2006, on the consolidated financial statements of Youbet.com, Inc. and Subsidiaries as of December 31, 2005 and 2004, and for each of the three years ended December 31, 2005, 2004 and 2003, and on management's assessment of and on the effectiveness of internal control over financial reporting as of December 31, 2005, which reports are included in Youbet.com, Inc.'s Annual Report on
Form 10-K for the year ended December 31, 2005.


PIERCY BOWLER TAYLOR & KERN


/s/ Piercy Bowler Taylor & Kern


Certified Public Accountants & Business Advisors
A Professional Corporation
Las Vegas, Nevada
September 1, 2006




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